Exhibit 99.2


                                                               EXECUTION COPY


                            LOCAL MARKETING AGREEMENT

         This Local Marketing Agreement (the "Agreement"), made as of the 14th day of July 2005, is between Infinity Radio Inc., a Delaware corporation ("Licensee"), and NextMedia Operating, Inc., a Delaware corporation ("Programmer").

                                    RECITALS

         Licensee is the licensee of and operates radio broadcast station KEZR(FM), San Jose, California (Facility ID No. 1176), and radio broadcast station KBAY(FM), Gilroy, California (Facility ID No. 35401) (each of the foregoing, a "Station," and collectively, the "Stations").

         Licensee and Programmer are parties to an asset purchase agreement of even date herewith (the "Purchase Agreement"), pursuant to which Licensee has agreed to sell and Programmer, together with NM Licensing LLC, a Delaware limited liability company, has agreed to purchase the Stations on the terms and conditions set forth therein. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement.

         Pending consummation of the transactions provided in the Purchase Agreement, Programmer desires to acquire time on the Stations for its programming and advertising time, subject to the limitations set forth herein and in accordance with the rules, regulations and policies of the Federal Communications Commission (the "FCC").

         Therefore, for and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       SALE OF TIME

         1.1 Broadcast of Programming. During the Term (as defined below), Licensee shall make available broadcast time on the Stations for the broadcast of Programmer's programs (the "Programming") for up to 168 hours a week except for: (i) downtime occasioned by routine maintenance consistent with prior practice and upon 48 hours prior notice to Programmer; (ii) 2 hours between 5:00 a.m. and 9:00 a.m. on Sunday mornings on Station KBAY(FM) and 2 hours between 5:00 a.m. and 9:00 a.m. on Sunday mornings on Station KEZR(FM) and at other times mutually agreeable to Licensee and Programmer during which time Licensee may broadcast programming designed to address the concerns, needs and interests of the Stations' listeners; (iii) times when Programmer's programs are not accepted or are preempted by Licensee in accordance with this Agreement; and
(iv) times when the Stations are not broadcasting because of Force Majeure Events (as defined below).

         1.2 Advertising and Programming Revenues. During the broadcast time on the Stations made available to Programmer pursuant to the terms of this Agreement, Programmer shall have full authority to sell for its own account commercial time on the Stations. Programmer shall retain all revenues from the

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broadcast or sale of all advertising time on any and all of the Stations and all other sources of revenue and advertising, to the extent the foregoing relate to programming provided for broadcast on the Stations by Programmer or to the extent such revenues relate solely to the actions or activities of Programmer related to any or all of the Stations on or after the Commencement Date, and all the same shall be the sole and exclusive assets of Programmer.

         1.3 Force Majeure. Any failure or impairment of facilities, any delay or interruption in broadcasting the Programming, or any failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, war, acts of terrorism, civil disturbance, force majeure, or any other causes beyond the reasonable control of Licensee or Programmer (collectively, "Force Majeure Events"), shall not constitute a breach of this Agreement, and neither Licensee nor Programmer, as the case may be, will be liable to the other party therefor.

         1.4 Main Studio and Studio Equipment. Programmer shall originate the Programming from Licensee's existing office and studio facilities for the Stations located at 190 Park Center Plaza, Suite 200, San Jose, California (the "Main Studio"), using the studio equipment located in the Main Studio (the "Studio Equipment"). To enable Programmer to fulfill its obligations hereunder, Licensee shall make the Main Studio and Studio Equipment available, for no additional consideration, to Programmer for its use for the production of the Programming and sale of advertising under this Agreement. Programmer shall not allow any other persons other than its employees, advisors, consultants or representatives to enter the Main Studio without the express prior permission of Licensee. Programmer agrees to take reasonable care of the Main Studio and the Studio Equipment, subject to ordinary wear and tear. Programmer agrees to indemnify and hold harmless Licensee and its Affiliates from any and all claims for damages for injuries to or death of persons and for damages to property arising out of Programmer's use and/or occupancy of the Main Studio or the Studio Equipment. On the Commencement Date, Licensee shall transfer title to all vehicles used in the operation of the Stations to Programmer, subject to Programmer's obligation to return such vehicles to Licensee as provided in
Section 8.2(a)(vi).

         1.5 Payments. In consideration of the rights granted under this Agreement, Programmer shall pay Licensee the fee and reimburse certain of Licensee's costs as provided in Schedule 1.5 hereto.

         1.6 Term. The term of this Agreement (the "Term") shall commence at 12:01 a.m., San Jose, California time (the "LMA Effective Time"), one (1) business day after the expiration or early termination of any waiting period applicable to the Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Commencement Date"), and shall terminate on the earlier of (a) 12:01 a.m. on the date of the consummation of the purchase of the Stations pursuant to the Purchase Agreement, (b) 12:01 a.m. on the date which is six (6) months after the date of the termination of the Purchase Agreement for any reason other than the closing thereunder, except that, if the Purchase Agreement is terminated, Licensee shall have the option to


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terminate this Agreement upon thirty (30) days written notice to Programmer, and
(c) such time as this Agreement is terminated in accordance with its terms pursuant to Section 8.

         1.7 License to Use Call Sign and Trademarks. Licensee hereby grants Programmer a license to use Licensee's call signs and trademarks and names used primarily in the operation of the Stations (the "Marks") in connection with the broadcast and promotion of the Programming during the Term. Programmer agrees that the nature and quality of all services rendered by it in connection with the Marks shall conform to reasonable quality standards set by and under the control of Licensee. If Licensee becomes aware of any fact which in its opinion indicates that Programmer is using the Marks in connection with programming that does not conform with Licensee's reasonable quality standards, Licensee may notify Programmer in writing of such facts and request that Programmer conform its use of the Marks to Licensee's reasonable quality standards. If Programmer does not immediately conform its use of the Marks, Licensee may terminate the license granted hereby upon written notice to Programmer. Programmer agrees to cooperate with Licensee to control the nature and use of the Marks, to supply Licensee with audio tapes and uses of the Marks upon Licensee's reasonable request, and to use the Marks only in connection with its providing programming on the Stations hereunder. Programmer further agrees to notify Licensee in writing of any legal action commenced against it which relates to the Marks or to the quality of the Programming within ten (10) days of notice to Programmer of such action.

2.       OBLIGATIONS AND RIGHTS OF LICENSEE

         Programmer acknowledges and agrees that Licensee is and shall remain responsible for operating the Stations in the public interest and controlling the day-to-day operations of the Stations in conformance with its FCC licenses, permits and authorizations. Without limiting the generality of the foregoing, Licensee and Programmer agree as follows:

         2.1 Licensee's Absolute Right to Reject Programming. Licensee shall have the absolute right to reject any Programming, including advertising announcements or other material, which Licensee in its sole discretion deems contrary to the public interest, the Communications Act of 1934, as amended (the "Communications Act"), or the FCC's rules, regulations and policies (the "Rules," and together with the Communications Act, the "Communications Laws"). Licensee reserves the right to refuse to broadcast any Programming containing any matter that Licensee in its sole discretion believes is, or may be determined by the FCC or any court or other regulatory body with authority over Licensee or the Stations to be, violative of any third party intellectual property rights, defamatory, indecent, obscene, profane or otherwise in violation of law. Licensee may take any other actions necessary to ensure the Stations' operations comply with the laws of the United States, the laws of the State of California, the Communications Laws (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal government authorities, including the Federal Trade Commission and the Department of Justice. Licensee may suspend, cancel or refuse to broadcast


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any portion of the Programming pursuant to this Section 2.1 without reduction or offset in the payments due Licensee under this Agreement.

         2.2 Licensee's Right to Preempt Programming for Special Events and Public Interest Programming. Licensee shall have the absolute right to preempt Programming in order to broadcast a program deemed by Licensee, in its sole discretion, to be of greater national, regional or local public interest or significance, or to provide public service programming, and to use part or all of the hours of operation of the Stations for the broadcast of events of special importance. In all such cases, Licensee will use commercially reasonable efforts to give Programmer reasonable advance notice of its intention to preempt the Programming. Licensee may preempt the Programming under this Section 2.2 without reduction or offset in the payments due Licensee under this Agreement.

         2.3 Licensee's Public Service Programming. Licensee shall have the right to preempt Programming in order to broadcast public service programming at the times set forth in Section 1.1 hereof.

         2.4 Political Advertising, Public File, Etc. The parties acknowledge that Licensee is ultimately responsible for complying with the Communications Laws with respect to (a) the carriage of political advertisements and programming (including, without limitation, the rights of candidates and, as appropriate, others to equal opportunities, lowest unit charge and reasonable access); (b) the broadcast and nature of public service programming; (c) the maintenance of political and public inspection files and the Stations' logs; (d) the ascertainment of issues of community concern and (e) the preparation of all quarterly issues/programs lists.

         2.5 Maintenance and Repair of Transmission Facilities. Licensee shall use commercially reasonable efforts to maintain the Stations' transmission equipment and facilities, including the antennas, transmitters and transmission lines, in good operating condition, and Licensee shall continue to contract with local utility companies for the delivery of electrical power to the Stations' transmitting facilities at all times in order to ensure operation of the Stations. Licensee shall undertake such repairs as are necessary to maintain full-time operation of the Stations with their maximum authorized facilities as expeditiously as reasonably possible following the occurrence of any loss or damage preventing such operation.

         2.6 Main Studio. Licensee shall maintain a main studio for the Stations as required under the Communications Laws.

3.       OBLIGATIONS AND RIGHTS OF PROGRAMMER

         Programmer shall not take any action, or omit to take any action, inconsistent with Licensee's obligations under the Communications Laws to retain ultimate responsibility for the programming and technical operations of the Stations. Whenever at the Main Studio or otherwise on the Stations' premises, all of Programmer's personnel shall be subject to the supervision and the


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direction of the General Manager and/or the Stations' Chief Operator. Without
limiting the generality of the foregoing, Programmer agrees as follows:

         3.1 Compliance with Laws and Station Policies. Programmer has advised Licensee of the nature of the Programming. Programmer will make no material changes in the Programming after the Commencement Date without the prior written consent of Licensee, which shall not be unreasonably withheld. All Programming shall conform in all material respects to all applicable provisions of the Communications Laws, all other laws or regulations applicable to the broadcast of programming by the Stations, and the programming regulations prescribed in
Schedule 3.1 hereto. At no time during the Term shall Programmer or its employees or agents represent, hold out, describe or portray Programmer as the licensee of the Stations.

         3.2 Cooperation with Licensee. Programmer, on behalf of Licensee, shall furnish or insert within the Programming all Station identification announcements required by the Communications Laws, and shall, upon request by Licensee, provide (a) information about Programming that is responsive to the public needs and interests of the area served by the Stations, so as to assist Licensee in the preparation of any required programming reports, and (b) other information to enable Licensee to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer shall maintain and deliver to Licensee all records and information required by the FCC to be placed in the public inspection file of the Stations, including all records and information pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections
73.1943 and 73.3526 of the Rules and The Bipartisan Campaign Reform Act of 2002. Programmer additionally agrees that broadcasts of sponsored programming addressing political issues or controversial subjects of public importance will comply with the provisions of Section 73.1212 of the Rules. Programmer shall consult with Licensee and adhere strictly to all applicable provisions of the Communications Laws, with respect to the carriage of political advertisements and political programming (including, without limitation, the rights of candidates and, as appropriate, other parties, to "equal opportunities") and the charges permitted for such programming or announcements. Programmer shall cooperate with Licensee to ensure compliance with the Rules regarding Emergency Alert System tests and alerts.

         3.3 Payola and Plugola. Programmer shall provide to Licensee in advance any information known to Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Licensee by Programmer for broadcast on the Stations, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with the Communications Laws. Commercial matter with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. Programmer shall at all times endeavor to proceed in good faith to comply with the requirements of Sections 317 and 507 of the Communications Act and the related Rules.


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         3.4 Handling of Communications. Programmer shall provide Licensee with the original or a copy of any correspondence from a member of the public relating to the Programming to enable Licensee to comply with the requirements of the Communications Laws, including those regarding the maintenance of the public inspection file. Licensee shall not be required to receive or handle mail, facsimiles, e-mails or telephone calls in connection with the Programming unless Licensee has agreed to do so in writing. Licensee shall promptly forward to Programmer all correspondence, payments, communications or other information and/or documents which it receives and which relate to the Programming, including without limitation, invoices, billing inquiries, checks, money orders, wire transfers or other payments for services or advertising.

         3.5 Compliance with Copyright Act. Programmer shall not broadcast any material on the Stations in violation of the Copyright Act or the rights of any Person. All music supplied by Programmer shall be (a) licensed by a music licensing agent such as ASCAP, BMI, or SESAC, (b) in the public domain or (c) cleared at the source by Programmer. Licensee shall not be obligated to pay any music licensing fees or other similar expenses required in connection with the material broadcast by Programmer on the Stations.

4.       RESPONSIBILITY FOR EMPLOYEES AND EXPENSES

         4.1 Licensee's Responsibility for Employees and Expenses.

         (a) Licensee will employ a full-time management-level employee for the Stations (the "General Manager"), who shall report and be solely accountable to Licensee and shall be responsible for overseeing the operations of the Stations, and a staff-level employee, who shall report to and assist the General Manager in the performance of his or her duties. Licensee shall also retain a qualified Chief Operator, as that term is defined in the Communications Laws, for the Stations. The Chief Operator shall have the duties and responsibilities of a "Chief Operator" under the Communications Laws.

         (b) Subject to Schedule 1.5 hereto, Licensee shall be responsible for timely paying: (i) all lease payments for the Stations' transmitter sites, whether in use or not, and all taxes and other costs incident thereto, including insurance costs, (ii) all utility costs (telephone, electricity, etc.) relating to the transmitter sites, (iii) all maintenance and repair costs for the transmitting equipment that are Licensee's responsibility under Section 2.5,
(iv) all costs, including utilities, taxes, insurance and maintenance, relating to the ownership of the building housing the Main Studio, (v) the salaries, taxes, insurance and related costs for Licensee's Station personnel and (vi) all FCC regulatory or filing fees.

         4.2 Programmer's Responsibility for Employees and Expenses.

         (a) Programmer shall be responsible for the artistic personnel and material for the production of the Programming to be provided under this Agreement. Programmer shall provide any transmitter duty operators required for the operation of the Stations during any period when the Programming is being


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broadcast. Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all of its own personnel and facilities used in fulfillment of its rights and obligations under this Agreement.

         (b) Programmer shall be responsible for timely paying all costs associated with production and listener responses, including utility costs, fees to ASCAP, BMI and SESAC, any other copyright fees, and all other costs or expenses attributable to the Programming that is delivered by Programmer for broadcast on the Stations. In addition, Programmer shall be responsible for timely paying all salaries, taxes, insurance and related costs of personnel other than the Licensee's Station personnel. Programmer shall also timely pay all maintenance and repair costs for the Main Studio and Studio Equipment. The parties acknowledge and agree that Programmer shall obtain its own ASCAP, BMI and SESAC licenses as of the Commencement Date and shall not use, operate under, or be responsible for the payment of any fees in connection with, the ASCAP, BMI or SESAC licenses held by Licensee.

         (c) Programmer shall maintain at its expense and with reputable insurance companies commercially reasonable coverage for broadcaster's liability insurance, worker's compensation insurance and commercial general liability insurance.

         4.3 Station Employees.

         (a) Transferred Employees.

                (i) Except as set forth on Schedule 4.3, Programmer shall offer employment to each Station Employee (as defined in the Purchase Agreement) who is employed immediately prior to the LMA Effective Time and who is not on authorized leave of absence, sick leave, short or long term disability leave, military leave or layoff with recall rights. For the purposes hereof, all Station Employees who accept Programmer's offer of employment are hereinafter referred to collectively as the "Transferred Employees," and the "Employment Commencement Date" as referred to herein shall mean the LMA Effective Time. Programmer shall employ at-will those Transferred Employees who do not have employment agreements with Licensee at the same monetary compensation as such employees are currently earning. The initial terms and conditions of employment for those Transferred Employees who have employment agreements, including account executive agreements and bonus term sheets, with the Licensee shall be dictated by such employment agreements. Programmer may modify, alter or terminate any of the terms and conditions of employment of the Transferred Employees. Nothing in this Agreement shall prevent Programmer from terminating the employment of any Transferred Employee at any time after the LMA Effective Time.

                (ii) Except as otherwise expressly provided herein or in the Purchase Agreement, Programmer shall not assume any claims, liabilities, or obligations of Seller as an employer incurred prior to the Effective Time, including liabilities for wages, supplemental unemployment benefits, severance benefits, retirement benefits, Federal Consolidated Omnibus Budget Reconciliation Act of 1985 benefits, Federal Family and Medical Leave Act of


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1993 benefits, Federal Workers Adjustment and Retraining Notification Act
obligations and liabilities, or any other employee benefits, withholding Tax liabilities, workers' compensation, or unemployment compensation benefits or premiums, hospitalization or medical claims, occupational disease or disability claims, or other claims attributable in whole or in part to employment or termination by Seller or arising out of any labor matter involving Seller as an employer, and any claims, liabilities and obligations arising from or relating to the Employee Benefit Plans (as defined in the Purchase Agreement).

                (iii) To the extent permitted under Programmer's plans and subject to the requirements of Programmer's plan administrator, (i) Programmer shall cause all Transferred Employees to be eligible to participate in its "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and its "defined contribution plans" (as defined in Section 414(i) of the Code) to the extent Programmer's similarly-situated employees are generally eligible to participate, (ii) all Transferred Employees and their spouses and dependents shall be eligible for coverage immediately after the Employment Commencement Date (and shall not be excluded from coverage under any employee welfare benefit plan that is a group health plan on account of any pre-existing condition, as long as such condition was covered under Programmer's group health plan), (iii) for purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such employee welfare benefit plans (including any severance plans or policies) and defined contribution plans for which Transferred Employees may be eligible after the Commencement Date, Programmer shall ensure, to the extent permitted by applicable Law (including, without limitation, ERISA and the Code), that service with Licensee (as shown on Schedule 3.14(a) to the Purchase Agreement) shall be deemed to have been service with Programmer, (iv) Programmer shall cause its defined contribution plans to accept rollover contributions from the Transferred Employees of any account balances distributed to them by the Licensee's 401(k) plan or any 401(k) plan of Licensee's Affiliates, and (v) Programmer shall allow any such Transferred Employee's outstanding plan loan to be rolled into Programmer's defined contribution plans. The distribution and rollover described herein shall comply with applicable Law, and each party shall make all filings and take any actions required of such party by applicable Law in connection therewith. Programmer also shall ensure, to the extent permitted by applicable Law (including, without limitation, ERISA and the Code) and/or Programmer's plans, that Transferred Employees receive credit under any welfare benefit plan of Programmer for any deductibles or co-payments paid by Transferred Employees and their spouses and dependents for the current plan year under a plan maintained by Licensee.

                (iv) Notwithstanding any other provision contained herein, Programmer shall grant credit for all unused sick leave accrued by Transferred Employees on the basis of their service during the current calendar year as employees of Licensee.

                (v) Provided that Programmer receives an appropriate proration under Section 6.1, Programmer will assume all liabilities for unpaid, accrued vacation and personal days of Transferred Employees as of the LMA Effective Time ("Accrued Vacation"), and shall permit Transferred Employees to use their


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Accrued Vacation entitlement until twelve (12) months from the LMA Effective
Time. Programmer will pay any Transferred Employee to the extent that such Transferred Employee has any unused Accrued Vacation at the end of such twelve
(12) month period. Service with both the Programmer and the Licensee (as shown on Schedule 3.14(a) to the Purchase Agreement) shall be taken into account in determining Transferred Employees' vacation entitlement under the Programmer's vacation policy after the LMA Effective Time. Except as prohibited by applicable Law, after the Commencement Date Licensee shall deliver to Programmer originals or copies of all personnel files and records (excluding medical and benefit plan records) related to the Transferred Employees, and Licensee shall have reasonable continuing access to such files and records thereafter.

         (b) No Third Party Beneficiary Rights. Nothing herein express or implied or intended shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of Licensee in respect of continued employment (or resumed employment) with Licensee or with Programmer or in respect of any other matter.

5.       ASSIGNMENT AND ASSUMPTION OF CERTAIN AGREEMENTS, RIGHTS AND OBLIGATIONS

         5.1 Assignment and Assumption. Except as set forth in Schedule 5.1 hereto, Licensee shall assign to Programmer, and Programmer shall assume and undertake to pay, discharge, perform or satisfy (a) the liabilities, obligations and commitments of Licensee arising or accruing at or after the LMA Effective Time under the Station Contracts, as defined in the Purchase Agreement (the "Assumed Contracts"), and (b) the liabilities and obligations relating to Transferred Employees as specified in Section 4.3 (collectively the "Assumed LMA Obligations").

         5.2 Limitation. Except as set forth in this Section 5, Programmer does not assume or agree to discharge or perform and will not be deemed by reason of the execution and delivery of this Agreement to have assumed or to have agreed to discharge or perform, any liabilities, obligations or commitments of Licensee of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Programmer.

         5.3 Third-Party Consents. Licensee shall use its commercially reasonable efforts to obtain third-party consents necessary for the assignment of any Assumed Contract, if any required. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Assumed Contract or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Assumed Contract or in any way adversely affect the rights of Licensee or Programmer thereunder. If such consent is not obtained prior to the Commencement Date, Licensee shall use its commercially reasonable efforts to (a) obtain such consent as soon as possible after the Commencement Date, (b) provide to Programmer the financial and business benefits of any such Assumed Contract and
(c) enforce, at the request of Programmer, for the account of Programmer, any


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rights of Licensee arising from any such Assumed Contract. Notwithstanding the foregoing, neither Licensee nor any of its Affiliates shall be required to pay consideration to any third party to obtain any consent.

6.       PRORATIONS; ACCOUNTS RECEIVABLE

         6.1 Proration of Income and Expenses. All Assumed LMA Obligations shall be prorated between Programmer and Licensee as of the LMA Effective Time (the "Prorated LMA Assumed Obligations") in accordance with the procedures and using the time frames set forth in Section 1.7 of the Purchase Agreement; provided, however, (a) references in such section to Seller, Buyer, Effective Time and Closing Date shall mean Licensee, Programmer, LMA Effective Time and Commencement Date respectively, (b) any references in such section to Prorated Station Assets or Prorated Assumed Obligations shall mean the Prorated Assumed LMA Obligations, and (c) the payment principle described in the first sentence of subsection (h) of such section shall be replaced with the principle that payment by the Programmer or Licensee, as the case may be, for the proration amounts determined pursuant to this Section 6.1 shall be made within ten (10) business days after the Settlement Statement becomes final and binding upon the parties.

         6.2 Accounts Receivable.

         (a) On the Commencement Date, Licensee shall designate Programmer as its agent solely for the purpose of collecting the accounts receivable for the Stations existing at the LMA Effective Time (the "Accounts Receivable"). Licensee shall deliver to Programmer, on or immediately after the Commencement Date, a complete and detailed statement of the Accounts Receivable. Programmer shall use commercially reasonable efforts to collect the Accounts Receivable during the period (the "Collection Period") beginning at the LMA Effective Time and ending on the one hundred twentieth (120th) day following the Commencement Date consistent with Programmer's practices for collection of its accounts receivable (but without obligation to institute proceedings or use any other extraordinary means of collection). Any payment received by Programmer (i) at any time following the LMA Effective Time, (ii) from a customer of the Stations after the LMA Effective Time that was also a customer of the Stations prior to the LMA Effective Time and that is obligated with respect to any Accounts Receivable and (iii) that is not designated as a payment of a particular invoice or invoices or as a security deposit or other prepayment, shall be presumptively applied to the accounts receivable for such customer outstanding for the longest amount of time and, if such accounts receivable shall be an Accounts Receivable, remitted to Licensee in accordance with Section 6.2(b); provided further, however, that if, prior to the LMA Effective Time, Licensee or, after the LMA Effective Time, Licensee or Programmer received or receives a written notice of dispute from a customer with respect to an Accounts Receivable that has not been resolved, then Programmer shall apply any payments from such customer to such customer's oldest, non-disputed accounts receivable, whether or not an Accounts Receivable. Programmer shall obtain the prior written approval of Licensee before referring any of the Accounts Receivable to a collection agency or to an


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attorney for collection. If Licensee receives a payment from an account debtor of the Stations, Licensee shall promptly notify Programmer thereof.

         (b) On or before the fifth (5th) day following the end of each calendar month in the Collection Period, Programmer shall deposit into an account identified by Licensee the amounts collected during the preceding month of the Collection Period with respect to the Accounts Receivable in immediately available funds by wire transfer. Programmer shall furnish Licensee with a list of the amounts collected during such calendar month and in any prior calendar months with respect to the Accounts Receivable and a schedule of the amount remaining outstanding under each particular account. Licensee shall be entitled during the sixty-day period following the Collection Period to inspect and/or audit the records maintained by Programmer pursuant to this Section 6.2, upon reasonable advance notice and during normal business hours.

         (c) Following the expiration of the Collection Period, Programmer shall have no further obligations under this Section 6.2, except that Programmer shall immediately pay over to Licensee any amounts subsequently paid to it with respect to any Accounts Receivable. Following the Collection Period, Licensee may pursue collections of all the Accounts Receivable, and Programmer shall deliver to Licensee all files, records, notes and any other materials relating to the Accounts Receivable and shall otherwise cooperate with Licensee for the purpose of collecting any outstanding Accounts Receivable. (d) If Programmer fails to remit any amounts collected pursuant to this Section 6.2, such amount shall bear interest at the prime rate (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) as in effect from time to time from the date such amount was due until the date of actual payment.

7.       INDEMNIFICATION

         7.1 Indemnification. From and after the Commencement Date, each of Programmer and Licensee shall indemnify, defend, protect and hold harmless the other, its Affiliates, and their respective employees, officers, directors, shareholders and agents, and the successors and assigns of any of them, from and against, and reimburse them for, all claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses arising from (a) any programming provided by such party for broadcast on the Stations; (b) any claim for libel, slander, infringement of copyright or other intellectual property right, or violation of any right of privacy or proprietary right, as a result of the broadcast on the Stations of the programming provided by such party; (c) such party's use of the Stations, the Main Studio or the Studio Equipment; (d) any breach by such party of any representation, warranty, covenant or other agreement hereunder; (e) any action taken by such party or its employees or agents with respect to the Stations, or any failure by such party or its employees or agents to take any action with respect to the Stations, including but not limited to such party's payment and performance of obligations and liabilities, unless resulting from a failure by the other party to perform hereunder; or (f) any other claims of any nature, including any investigation initiated or fines or forfeitures imposed by the FCC, as a result of the broadcast on the Stations of the programming provided by such party.

         7.2 Procedure for Indemnification. The indemnified party shall give prompt written notice to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (a "Claim"), but a failure to give or a delay in giving such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, except to the extent the indemnifying party's ability to remedy, contest, defend or settle with respect to such Claim is thereby materially prejudiced. The obligations and liabilities of the parties with respect to any Claim shall be subject to the following additional terms and conditions:

         (a) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

         (b) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or, within twenty (20) days after written notice (which shall include sufficient description of background information explaining the basis for such Claim) of any such Claim from the indemnified party, the indemnifying party shall fail to undertake to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

         (c) Anything herein to the contrary notwithstanding (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim, (ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment, unless (x) the indemnifying party pays all amounts in full and (y) such judgment, settlement or compromise includes the giving by the claimant to the indemnified party of a release from all liability in respect of such Claim, and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

8.       TERMINATION FOR ANY REASON OTHER THAN THE CLOSING

         8.1 Termination. This Agreement may be terminated as set forth below by either Licensee or Programmer, by written notice to the other party if the party seeking to terminate is not then in material default or breach of its obligations hereunder, upon the occurrence of any of the following:

         (a) Subject to Section 11.4, this Agreement shall have been declared invalid or illegal in whole or in material part by an order or a decree of the FCC or any other administrative agency or court of competent jurisdiction, and such order or decree shall have become final and shall no longer be subject to further administrative or judicial review;

         (b) The mutual consent of both parties;

         (c) In the event the Purchase Agreement shall have been terminated in accordance with its terms, such time as Licensee enters into a binding agreement to sell the Stations to a third party and is permitted to enter into a local marketing agreement for the Stations with such third party;

         (d) Subject to Section 11.4, there shall have been a change in FCC rules, policies, or case law that would cause this Agreement or any material provision hereof to be in substantial violation thereof, and such change shall not be the subject of an appeal or further administrative or judicial reconsideration or review; or

         (e) Following the termination of the Purchase Agreement in accordance with its terms, the other party shall be in material default or breach of its representations, warranties, covenants or obligations hereunder, and shall have failed to have cured such default or breach within (30) days after written notice has been given by the terminating party.

         8.2 Effect of Termination.

         (a) If this Agreement expires or is terminated for any reason other than the occurrence of the Closing under the Purchase Agreement, the parties shall cooperate in good faith to restore the status quo ante, including but not limited to the following:

                                (i) Programmer shall assign, transfer and convey
                to Licensee all of Programmer's rights in, to and under the Assumed Contracts that remain in effect on the date of such termination and all agreements with advertisers existing on the date of such termination (collectively the "Reassumed Contracts"). Programmer shall use commercially reasonable efforts to promptly obtain and deliver to Licensee (or to such other person as is directed by Licensee), at Licensee's expense, any necessary consents to the assignment of the Reassumed Contracts to Licensee (or such other person as is directed by Licensee).

                                (ii) Licensee shall assume from Programmer all
                liabilities, obligations and commitments of Programmer arising or accruing on or after the date of termination pursuant to the Reassumed Contracts, and Programmer shall be responsible only for those obligations under the Reassumed Contracts arising at or after the LMA Effective Time and prior to the termination of this Agreement.

                                (iii) Licensee and Programmer shall prorate to
                the effective date of termination and promptly pay thereafter the payments, reimbursements and fees provided for hereunder.

                                (iv) Licensee shall cooperate reasonably with
                Programmer to the extent necessary and take all actions reasonably necessary to enable Programmer to fulfill all advertising or other programming contracts and commitments then outstanding, in which event Licensee shall be entitled to receive as compensation for the carriage of such advertising or programming that consideration which shall have already been paid to Programmer, or which otherwise would have been paid to Programmer in respect of such advertising.

                                (v) Licensee shall use its commercially
                reasonable efforts to collect the accounts receivable of Programmer in respect of the Stations generated pursuant to this Agreement and to remit the same to Programmer for a period of one hundred and twenty (120) days following the date of termination of this Agreement in accordance with the procedures set forth in Section 6.2 (substituting Programmer for Licensee and Licensee for Programmer, as appropriate).

                                (vi) Programmer shall return to Licensee any
                equipment or property of the Stations used by Programmer, its employees or agents, in the same condition as such equipment existed on the date hereof, reasonable and ordinary wear and tear expected.

                                (vii) Licensee shall offer employment to the
                Transferred Employees who are then employed by Programmer on the date of termination as provided in Section 4.3(a)(i). Such employees shall cease to participate in Programmer's benefit plans described in Section 4.3(a)(ii) as of the date of termination.

         (b) No expiration or termination of this Agreement shall terminate the indemnification obligations of Programmer or Licensee hereunder.

9.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         9.1 Representations, Warranties and Agreements of Licensee. Licensee hereby represents and warrants that:

         (a) Corporate Existence and Power. Licensee is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own and operate the Stations and to carry on the Stations' business as now conducted by it. Licensee is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the Stations are located.

         (b) Corporate Authorization.

                (i) The execution and delivery by Licensee of this Agreement, the performance by Licensee of its obligations hereunder and the consummation by Licensee of the transactions contemplated hereby are within Licensee's corporate powers and have been duly authorized by all requisite corporate action on the part of Licensee.

                (ii) This Agreement has been duly executed and delivered by Licensee. This Agreement (assuming due authorization, execution and delivery by Programmer) constitutes the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         (c) Noncontravention. Except as set forth in the Purchase Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with the certificate of incorporation or by-laws of Licensee; (b) conflict with or violate any Law or Governmental Order applicable to Licensee; or (c) require any consent or other action by or notification to any Person under, constitute a default under, give to any Person any rights of termination, amendment, acceleration or cancellation of any right or obligation of Licensee under, any provision of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other agreement or instrument to which Licensee is a party or by which any of Licensee's assets is or may be bound, except, in the cases of clauses (b) and (c), for any such violations, consents, actions, defaults, rights or losses as could not have, individually or in the aggregate, a material adverse effect on the ability of Licensee to satisfy its obligations under this Agreement.

         9.2 Representations and Warranties of Programmer. Programmer hereby represents and warrants that:

         (a) Corporate Existence and Power. Programmer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Programmer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the Station Assets are located.

         (b) Corporate Authorization.

                (i) The execution and delivery by Programmer of this Agreement, the performance by Programmer of its obligations hereunder and the consummation by Programmer of the transactions contemplated hereby are within Programmer's corporate powers and have been duly authorized by all requisite corporate action on the part of Programmer.

                (ii) This Agreement has been duly executed and delivered by Programmer. This Agreement (assuming due authorization, execution and delivery by Licensee) constitutes the legal, valid and binding obligation of Programmer, enforceable against Programmer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         (c) Noncontravention. Except as set forth in the Purchase Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with the certificate of incorporation or by-laws of Programmer; (b) conflict with or violate any Law or Governmental Order applicable to Programmer; or (c) require any consent or other action by or notification to any Person under, constitute a default under, give to any Person any rights of termination, amendment, acceleration or cancellation of any right or obligation of Programmer under, any provision of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other agreement or instrument to which Programmer is a party or by which any of Programmer's assets is or may be bound, except, in the cases of clauses (b) and (c), for any such violations, consents, actions, defaults, rights or losses as could not have, individually or in the aggregate, a material adverse effect on the ability of Programmer to satisfy its obligations under this Agreement.

10.      REQUIRED FCC CERTIFICATIONS

         10.1 Licensee's Certification. Licensee hereby certifies that it shall maintain ultimate control over the Stations' facilities, including specifically control over the Stations' finances, personnel, and programming.

         10.2 Programmer's Certification. Programmer hereby certifies that this Agreement complies with the provisions of Section 73.3555(a) of the FCC's rules and regulations.

11.      MISCELLANEOUS

         11.1 Amendment, Modification or Waiver. No amendment, modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

         11.2 No Waiver; Remedies Cumulative. No failure or delay on the part of Licensee or Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

         11.3 Governing Law; Waiver of Jury Trial. The construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court located in New York County, New York, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each party agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING WITH RESPECT TO ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE. The parties hereto hereby acknowledge that they have each been represented by counsel in the negotiation, execution and delivery of this Agreement and that their lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver.

         11.4 Change in FCC Rules or Policies; Severability. In the event that the FCC determines that this Agreement does not comply with the Communications Laws, the parties shall negotiate in good faith and attempt to agree to an amendment to this Agreement that will provide the parties with a valid and enforceable agreement that conforms to the Communications Laws. In the event that any of the provisions of this Agreement shall be held unenforceable, then the remaining provisions shall be construed as if such unenforceable provisions were not contained herein. Any provision of this Agreement that is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect that renders any provision hereof unenforceable in any respect.

         11.5 Construction. Any question of doubtful interpretation shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the drafter of this Agreement.

         11.6 No Partnership or Joint Venture. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement shall be authorized to act as agent of or otherwise represent any other party to this Agreement.

         11.7 Entire Agreement. This Agreement and the Purchase Agreement, and the exhibits and schedules hereto and thereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

         11.8 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign its rights under this Agreement without the other party's prior written consent, which consent may not be unreasonably withheld or delayed; provided that Licensee may at its option assign this Agreement (in whole or part) to an Affiliate or to a trustee holding and operating the Stations pursuant to a trust agreement, provided (i) such trustee assumes Licensee's duties and obligations hereunder and (ii) such assignment shall not relieve Licensee of its duties hereunder and Licensee shall guarantee each of the duties and obligations of such assignee.

         11.9 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         11.10 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

         If to Licensee:

                  Infinity Radio Inc.
                  1515 Broadway, 46th Floor
                  New York, NY  10036
                  Attention:  Jacques Tortoroli
                  Facsimile:  (212) 846-3999

         With a copy, which shall not constitute notice, to:

                  Viacom Inc.
                  1515 Broadway
                  New York, NY  10036
                  Attention:  General Counsel
                  Facsimile:  (212) 258-6099

                           and

                  Leventhal Senter & Lerman PLLC
                  2000 K Street, N.W.
                  Suite 600
                  Washington, DC  20006-1809
                  Attention:  Steven A. Lerman, Esq.
                  Facsimile: (202) 293-7783

         If to Programmer:

                  NextMedia Operating, Inc.
                  6312 S. Fiddlers Green Circle, Suite 360E
                  Englewood, CO 80111
                  Attn: Sean Stover
                  Facsimile: (303) 694-4658

         With a copy, which shall not constitute notice, to:

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, TX  75201
                  Attention:  John Quattrocchi, Esq.
                  Facsimile:  (214) 746-7777


Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of transmission, if sent by facsimile and received prior to 5:00 p.m. in the place of receipt (but only if a hard copy is also sent by overnight courier), or (iii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iv) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

         11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Faxed copies of this Agreement and faxed signature pages shall be binding and effective as to all parties and may be used in lieu of the original Agreement, and, in particular, in lieu of original signatures, for any purpose whatsoever.

                            [Signature page follows]

                   SIGNATURE PAGE TO LOCAL MARKETING AGREEMENT
                   -------------------------------------------

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                               INFINITY RADIO INC.

                               By: /s/ Jacques Tortoroli
                                   ------------------------------------------
                                   Name: Jacques Tortoroli
                                   Title: Executive Vice President and
                                          Chief Financial Officer



                               NEXTMEDIA OPERATING, INC.

                               By: /s/ Sean Stover
                                   ------------------------------------------
                                   Name: Sean Stover
                                   Title: Senior Vice President and
                                          Chief Financial Officer